UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 8, 2011
Dana Holding Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-1063 (Commission File Number)	26-1531856 (IRS Employer Identification Number)
3939 Technology Drive, Maumee, Ohio 43537
(Address of principal executive offices) (Zip Code)
(419) 887-3000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement
On March 8, 2011, certain European subsidiaries of Dana Holding Corporation (“Dana”) entered into definitive agreements to establish a receivables loan facility, to replace an existing European receivables securitization program (the “Existing European Facility”). The agreements include a Credit Agreement (the “European Credit Agreement”) with ING Capital LLC (“ING”) that provides for a five-year lending facility based on accounts receivable under which €75 million (approximately $104 million at current exchange rates) in financing will be available to Dana Financial Services Ireland Limited (the “Borrower”). Ancillary to the European Credit Agreement, certain Dana European subsidiaries (collectively, the “Sellers”) have entered into purchase and servicing agreements (each a “Purchase Agreement”), under which they will sell certain receivables to the Borrower.
The Borrower is incorporated under the laws of Ireland to purchase the transferred receivables. The Borrower will pay the purchase price of the transferred receivables in part from the proceeds of loans from ING and other lenders under the European Credit Agreement and in part from the proceeds of certain subordinated loans from Dana Europe AG, a Dana subsidiary. The Borrower’s obligations under the European Credit Agreement will be secured by a lien on and security interest in substantially all of its receivables. Advances to the Borrower under the European Credit Agreement will be determined based on advance rates relating to the value of the transferred receivables. Advances will bear interest based on the London Interbank Offered Rate (“LIBOR”) applicable to the currency in which each advance is denominated or ING’s Alternate Base Rate (as defined in the European Credit Agreement). All advances are to be repaid in full by March 8, 2016. The Borrower will also pay a fee to the lenders based on any unused amount of the commitment, in addition to other customary fees. The European Credit Agreement contains customary representations and warranties, covenants and events of default. The proceeds from the sales of the transferred receivables will principally be reinvested in Dana’s European businesses.
A copy of the European Credit Agreement is filed as Exhibit 10.1 hereto and is incorporated herein by reference. The above description of the material terms of the European Credit Agreement is not complete and is qualified in its entirety by reference to Exhibit 10.1.

Item 1.02.	Termination of a Material Definitive Agreement
On March 8, 2011, in connection with its entry into the European Credit Agreement described in Item 1.01, Dana terminated the Existing European Facility available under its Receivables Loan Agreement dated July 17, 2007 with GE Leveraged Loans Limited.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
Please see the discussion set forth in Item 1.01., “Entry into a Material Definitive Agreement,” of this Form 8-K, which discussion is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
     (d) Exhibits. The following items are filed with this report.

Exhibit No.	Description
10.1	Credit Agreement dated as of March 8, 2011

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DANA HOLDING CORPORATION
Date: March 11, 2011	By:	/s/ Marc S. Levin
		Name:	Marc S. Levin
		Title:	Senior Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description
10.1	Credit Agreement dated as of March 8, 2011

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